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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-79630, 333-07969, 333-59735, 333-65919, 333-74699, 333-32788, 333-54078, 333-55032, and 333-67342) pertaining to the 1994 Equity Incentive Plan, the 1998 Non-Officer Equity Incentive Plan, and the 2000 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc., the Bradford Particle Design plc Share Option Schemes, and the Shearwater Corporation 1996 Nonqualified Stock Option Plan, as amended, respectively and in the Registration Statements (Form S-3 Nos. 333-94161, 333-32576, 333-36152, 333-53678, 333-54080) and related Prospectuses for the registration of its common stock, respectively, of our report dated January 23, 2001, with respect to the consolidated financial statements of Inhale Therapeutic Systems, Inc. included in this Amended Annual Report (Amendment No. 2 to Form 10-K) for the year ended December 31, 2000.

                      /s/ Ernst & Young LLP

Palo Alto, California
October 1, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS